Exhibit 23.1

August 16, 2012

The Board of Directors

ChipMOS TECHNOLOGIES (Bermuda) LTD.

No. 1, R & D Road 1

Hsinchu Science Park

Hsinchu City, 30076

Republic of China

Attention: Mr. S.J. Cheng

Dear Sirs,

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the inclusion in the Registration Statement of Form F-3 dated May 11, 2012, as amended by Amendment No. 1 to Form F-3 dated June 5, 2012, Amendment No. 2 to Form F-3 dated June 13, 2012, and Amendment No. 3 to Form F-3 dated August 16, 2012 (collectively, the “Registration Statement”), filed with the Securities and Exchange Commission by ChipMOS TECHNOLOGIES (Bermuda) LTD. (the “Company”) of our report, dated March 15, 2012 relating to the consolidated financial statements of the Company and the effectiveness of the Company’s internal control over financial reporting, appearing in the Company’s Form 20-F, for the year ended December 31, 2011, and to the reference to us under the heading “Experts” in the Prospectus, which is part of the Registration Statement.

Yours faithfully,

/s/ Moore Stephens

Certified Public Accountants

Hong Kong